UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference in response to this Item 1.01.

Item 5.02  Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

(c)  On June 19, 2006, ADESA, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company appointed Timothy C. Clayton, principal of Emerging Capital, LLC, to serve as the Company’s interim Chief Financial Officer, effective June 19, 2006. Mr. Clayton replaces Cameron C. Hitchcock as Chief Financial Officer of the Company on an interim basis as Mr. Hitchcock was appointed the President, Dealer Services Group of the Company effective June 1, 2006. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 19, 2006, the Company entered into an Engagement Letter (the “Agreement”) with Mr. Clayton in connection with his appointment as the Company’s interim Chief Financial Officer. The Agreement states that Mr. Clayton will provide consulting services to the Company consistent with the duties and responsibilities of the Chief Financial Officer for an initial period of four months at a monthly consulting fee of $33,500 during the term of the Agreement. The consulting fee due for June 2006 was pro-rated. The Agreement is terminable by either party upon 30 days advance written notice to the other; provided, however, that if the Agreement is terminated by the Company before the end of the four month term, the Company is obligated to pay an amount equal to the product of the period remaining under the Agreement multiplied by the monthly retainer.

The Agreement provides that Emerging Capital is an independent contractor and that neither Emerging Capital nor any employee or agent of Emerging Capital is an employee of the Company. In addition, Emerging Capital and Mr. Clayton have agreed not to solicit any employee, customer or agent of the Company to leave the Company’s employ and/or to cease doing business with the Company for any reason.

The Company also agreed to indemnify Emerging Capital and Mr. Clayton against any damage, loss, cost, expense, obligation, claim or liability incurred by them in connection with the performance of Emerging Capital’s or Mr. Clayton’s obligations under the Agreement unless a court renders a final judgment that such damage, loss, cost, expense, obligation, claim or liability resulted from Emerging Capital’s gross negligence, bad faith or intentional misconduct. In addition, Emerging Capital and Mr. Clayton will not be held liable for any actions by third parties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed with this Form 8-K as Exhibit 10.1 and incorporated into this Item 5.02.

Mr. Clayton, 51, is the founding principal of Emerging Capital, a specialized management consulting firm providing advisory services in the areas of strategic planning, mergers and acquisitions, capital formation, corporate governance and CFO-related activities. Since founding Emerging Capital in 2000, Mr. Clayton has served as a CFO or as a key advisor to a number of public and private companies, including the Company. Previously, from 1997 to 2000, Mr. Clayton was Executive Vice President, Chief Financial Officer and Treasurer of Building One Services Corporation, a provider of facility services. Prior to that, from 1988 to 1997, Mr. Clayton served as an audit partner with PricewaterhouseCoopers LLP, an independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Engagement Letter, dated June 19, 2006, between Emerging Capital and the Company
99.1	Press Release, dated June 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:June 19, 2006		ADESA, INC.

	By:	/s/ David G. Gartzke
David G. Gartzke
Chairman and Chief Executive Officer